EXHIBIT 10.25

FIRST AMENDMENT TO AGREEMENT OF SERVICES

This First Amendment, dated September 1, 2022 (the “First Amendment”), shall form a part of that certain Agreement of Services, dated January 10, 2022 (the “Services Agreement”), by and between FLIGHT STORY LIMITED, a company registered in England (“FSL”) and THE HEALING COMPANY INC., a Nevada corporation (“Client”).

To the extent that the terms of this First Amendment conflict with those contained in the Services Agreement, the terms of this First Amendment shall control. Capitalized terms not defined herein shall have the meanings assigned to them in the Services Agreement.

NOW, THEREFORE, in consideration of the foregoing premises and the respective representations and warranties, covenants and agreements contained herein, the parties agree as follows:

1.	Fee Details of Schedule 1 of the Services Agreement shall be amended as follows:

Fee Details

RETAINED FEE (automatic award):

$30,000 per month + (any local tax) paid monthly

SHARE AWARD

For the services provided, Flight Story Limited will receive options (the “Options”) to acquire 1,000,000 shares of the common stock of The Healing Company Inc. on the following terms:

Automatic Options:

• Option Shares: 300,000

• Exercise Price: $0.001 per share

• Vesting: One year from the date of the January 10, 2022 start date of the Services Agreement

Performance Options:

•Option Shares: 700,000

•Exercise Price: $0.001 per share

•Vesting – Options to purchase:

I. 100,000 shares of common stock on getting to 100,000 cross-platform followers

II. 200,000 shares of common stock on sustained market capitalization of $200 million for a month assuming average daily trading volume (ADTV) of 100,000 shares

III. 200,000 shares of common stock on sustained market capitalization of $400 million for a month assuming ADTV of 100,000 shares

IV. 200,000 shares of common stock on Nasdaq uplisting

All Options will have an expiry date 5 years from the date of this Agreement.

If our MSA agreement were to mutually end any unvested Options would lapse and Flight Story would have 12 months to exercise the vested Options.

The Options granted pursuant to this Agreement shall be subject to the terms and conditions of a separate Stock Option Agreement, the terms of which shall supersede the terms herein.

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2.	Payment Schedule of Schedule 1 of the Services Agreement shall be amended as follows:

Payment Schedule

Payment Terms

- First invoice to be issued upon contract execution and payable immediately.

- Subsequent payments due within 30 days of invoice receipt

Payment Schedule

- 05/01/22: $30,000 (due upon receipt)

- 01/02/22 and the first of each month thereafter: $30,000 (due 30 days upon receipt)

3.	All other terms and conditions contained within the Services Agreement shall remain in full force and effect.

4.

Counterparts.  This First Amendment may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.  Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

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IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be duly executed as of the date first above written.

FSL:

FLIGHT STORY LIMITED

By:
Name:	Oliver Yonchev
Title:	Chief Operating Officer

CLIENT:

THE HEALING COMPANY INC.

By:
Name:	Simon Belsham
Title:	Chief Executive Officer

Signature Page of First Amendment to Agreement of Services

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